------------------------------------

                       AMENDED CERTIFICATE OF DESIGNATION
                           OF SERIES H PREFERRED STOCK
                                       OF
                             OBJECTSOFT CORPORATION

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware

                      -------------------------------------

It is hereby certified that:

     1. The name of the corporation is ObjectSoft Corporation, a Delaware corporation (hereinafter the "Company").

     2. The Certificate of Designation of Series H Preferred Stock of the Company was filed with the Secretary of State of the State of Delaware on December 8, 2000.

     3. No shares of Series H Preferred Stock have been issued.

     4. The Certificate of Designation of Series H Preferred Stock of the Company is hereby amended by deleting Section 1 of the resolution adopted by the Board of Directors of the Company and substituting the following new Section 1:

            "1. Designation and Amount. The shares of such series shall have a par value of $0.0001 per share and shall be designated as "Series H Preferred Stock" (the "Series H Preferred Stock") and the number of shares constituting the Series H Preferred Stock shall be Three Hundred (300)."

     5. The Certificate of Designation of Series H Preferred Stock of the Company is hereby further amended by deleting all references to "$0.50" in
Section 6(f) of the resolution adopted by the Board of Directors of the Company and substituting each reference with "$0.25."

     6. The amendment to the Certificate of Designation of Series H Preferred Stock herein certified has been duly adopted in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware.


Signed as of December 29, 2000

                                          ObjectSoft Corporation


                                          By: /s/ DAVID E.Y. SARNA
                                             --------------------------
                                              David E.Y. Sarna, Chairman

                      CERTIFICATE OF DESIGNATION OF POWERS,
                          PREFERENCES AND RIGHTS OF THE
                      SERIES H CONVERTIBLE PREFERRED STOCK

                                       OF

                             OBJECTSOFT CORPORATION

                                    ---------

                  ADOPTED IN ACCORDANCE WITH THE PROVISIONS OF
                               SECTION 151 OF THE
                        DELAWARE GENERAL CORPORATION LAW


               OBJECTSOFT    CORPORATION,    a   Delaware    corporation    (the
"Corporation"), pursuant to Section 151 of the General Corporation Law of the State of Delaware, certifies that:

               FIRST: The Board of Directors of the Corporation has duly adopted the resolutions attached hereto as Appendix I providing for the issuance of one series of its Preferred Stock to be designated "Series H Preferred Stock" and to consist of 214.5 shares.

               IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by David E. Y. Sarna, its Chairman, this 8th day of December, 2000.



                                        /s/ DAVID E.Y. SARNA
                                        ------------------------------
                                        David E. Y. Sarna, Chairman

                                   APPENDIX I
                                   ----------


               WHEREAS, the Certificate of Incorporation (the "Certificate") of this Corporation, as amended, authorizes the issuance of Five Million
(5,000,000) shares of Preferred Stock, $0.0001 par value per share, and expressly vests in the Board of Directors of the Corporation the authority provided therein to issue all of said shares in one or more series and by resolution or resolutions to establish the designation and number and to fix the relative rights and preferences of each series to be issued; and

               WHEREAS, it is now the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the powers, preferences and rights of a series of convertible preferred stock designated the "Series H Preferred Stock".

               NOW, THEREFORE, BE IT RESOLVED that the Board of Directors does hereby provide for the issuance of one series of convertible preferred shares of the Corporation, consisting of 214.5 shares designated as "Series H Preferred Stock," and does hereby fix and determine the powers, preferences and rights relating to said Series H Preferred Stock as hereinafter set forth.

               The relative powers, preferences and rights granted to the Series H Preferred Stock or the holders thereof are as follows:

               1. Designation and Amount. The shares of such series shall have a par value of $0.0001 per share and shall be designated as "Series H Preferred Stock" (the "Series H Preferred Stock") and the number of shares constituting the Series H Preferred Stock shall be Two Hundred Fourteen and One-Half (214.5).

               2. Rank. The Series H Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up, corporate reorganization and dissolution, rank senior to (i) the common stock, par value $0.0001 per share, of the Corporation (the "Common Stock"), and (ii) all other classes and series of stock of the Corporation now authorized, issued or outstanding, and to all other classes and series of equity securities which by their terms do not rank senior (as determined in Section 10 hereof) to the Series H Preferred Stock (together with the Common Stock, the "Junior Securities").

               3. Dividends. Subject to the rights of the holders of the Corporation's Series G Convertible Preferred Stock (the "Series G Preferred Stock"), the holders of the outstanding shares of Series H Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends at an annual rate of twelve percent (12%) of the Series H Original Issue Price (as defined herein) of such shares of Series H Preferred Stock. Such dividends shall be deemed to accrue on the Series H Preferred Stock and be cumulative, whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. All dividends declared upon the Series H Preferred Stock shall be declared pro rata per share. Subject to the rights of the holders of the Series G Preferred Stock, if there shall not have been a sum sufficient for the payment therefor set apart, the deficiency shall first be paid before any dividend or other distribution shall be paid or declared and set apart with respect to any other class of the Corporation's capital stock, now or hereafter outstanding. All accrued dividends shall be immediately due and payable on the date such shares of Series H Preferred Stock are converted in accordance with Section 6 hereof. Dividends may be paid in cash or additional registered shares of Common Stock of the Corporation, as may be determined, from time to time, in the sole discretion of the holders of the Series H Preferred Stock. The Corporation shall pay any dividends to each holder of outstanding shares of Series H Preferred Stock on either (i) the date such holder converts such shares pursuant hereto or (ii) each anniversary of the Closing Date (as defined herein), at the sole discretion of each holder of such shares.

               For purposes of this Certificate, unless the context otherwise requires, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in shares of Common Stock or other equity securities of the Corporation, or the purchase or redemption of shares of Common Stock or other equity securities of the Corporation (other than repurchases of Common Stock or other equity securities held by employees or consultants of the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase) for cash or property payable other than in shares of Common Stock or other equity securities of the Corporation.

               4. Liquidation.

                    (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation"), holders of the Series H Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Junior Securities, the Series H Liquidation Preference with respect to each share of Series H Preferred Stock held by such holder. The term "Series H Liquidation Preference" shall mean, as to each share of Series H Preferred Stock, an amount equal to the Series H Original Issue Price per share of Series H Preferred Stock, plus any accrued but unpaid dividends thereon. The term "Series H Original Issue Price" shall mean $10,000.00.

                    If the assets of the Corporation available for distribution are not sufficient to allow the foregoing distribution, such assets, if any, shall be distributed solely to the holders of Series H Preferred Stock, pro rata in proportion to their respective holdings of Series H Preferred Stock.

                    (b) After distribution of the Series H Liquidation Preference per share with respect to each share of Series H Preferred Stock outstanding in accordance with Subsection 4(a), all stockholders of the Corporation other than holders of Series H Preferred Stock shall participate in the distribution of any remaining assets, in accordance with any provisions of the Corporation's Certificate of Incorporation or any other effective certificate of designation other than this Certificate of Designation.

                    (c) For purposes of this Section 4, a Sale Transaction (as hereinafter defined) shall be included within the meaning of, and shall be deemed to be, a Liquidation, unless the holders of at least a majority of the Series H Preferred Stock outstanding on the record date, or if there is no record date, the effective date for such Sale Transaction, agree in writing that such event shall not be deemed to be a Liquidation (a "Non-Liquidation Election").

                    For purposes hereof, the term "Sale Transaction" shall mean:

                         (A) any of the following  transactions  affected with a
Person not an Affiliate of the Corporation prior to the transaction: (i) the merger or consolidation of the Corporation with or into another issuer; or (ii) the exchange or sale of all or a portion of the outstanding shares of the Corporation for securities of another issuer, or other consideration provided by such issuer or another party to such transaction; and in the case of either (i) or (ii), the Corporation's stockholders prior to the transaction, do not possess, immediately after such transaction, more than 50% (not including the holdings of the other issuer or affiliate thereof, if such Person was a stockholder of the Corporation prior to the transaction) of the voting power of the securities issued and outstanding of any one or more of the following: (x) the Corporation; (y) such other issuer; or (z) other constituent party to the transaction; or

                         (B)  a  sale  of  all  or  substantially   all  of  the
Corporation's assets to a third party not an Affiliate of the Corporation immediately prior to such transaction.

                    The Liquidation Preference prescribed herein shall be, in the event of a Sale Transaction, payable in the same form (cash, property or securities) and in the same proportion as is payable to the holders of Common Stock as a result of such transaction, or in cash if no consideration is payable to holders of Common Stock in such Sale Transaction.

                    (d) The Corporation shall give each holder of Series H Preferred Stock written notice of any Liquidation not later than 30 days prior to any meeting of stockholders to approve such dissolution, liquidation or winding up or, if no meeting is to be held, not later than 60 days prior to the date of such Liquidation .

                    (e) After payment of the Liquidation Preference specified herein, a holder of Series H Preferred Stock shall not be entitled to participate in any distribution with respect to equity shares of the remaining net assets of, or consideration received by, stockholders of the Corporation. In addition, upon payment of such Liquidation Preference, such shares of Series H Preferred Stock that have been paid in full such Liquidation Preference, shall no longer be deemed to be outstanding and such holder shall have no further rights as a stockholder of the Corporation, or a stockholder of any other party to a Sale Transaction; provided, however, the holder of Series H Preferred Stock may, instead of receiving the Liquidation Preference, choose to receive the consideration payable upon Liquidation (including upon a Sale Transaction) payable to a holder of the number of shares of Common Stock as to which the Series H Preferred Stock owned by such holder may be converted at the record date of such event (or if there is no record date, then at time of such event), plus, as previously set forth in Section 3, any accrued but unpaid dividends. In such event, the holder of Series H Preferred Stock shall be deemed to have effected an optional conversion of the Series H Preferred Stock to Common Stock, immediately prior to the record date of such event, or if no record date is specified, immediately prior to such event. Such election shall be made at least fifteen (15) days prior to the event in question, and may be made conditional upon the consummation of the Liquidation or closing of such Sale Transaction.

               5. [RESERVED]

               6. Optional Conversion. The holders of Series H Preferred Stock shall have conversion rights as follows:

                    (a) Optional Conversion Right. Each share of Series H Preferred Stock outstanding shall be convertible, at the option of the holder thereof, at the Conversion Price (as defined herein) into a number of Units (as hereinafter described) determined by dividing the Series H Original Issue Price, plus any accrued put unpaid dividends that the holder has elected to add to the Series H Original Issue Price and not to receive in cash or shares of Common Stock as provided in Section 3 hereof, by the Conversion Price (as hereinafter defined) in effect on the Optional Conversion Date (as hereinafter defined) (the "Optional Conversion Rights"). For purposes hereof, a "Unit" shall consist of
(i) one share of Common Stock, and (ii) the right to purchase one additional share of Common Stock divided as follows: the right to purchase one-quarter (1/4) of a share of Common Stock in the form of an "A" Warrant, the right to purchase one-quarter (1/4) of a share of Common Stock in the form of an "B" Warrant, the right to purchase one-quarter (1/4) of a share of Common Stock in the form of an "C" Warrant, and the right to purchase one-quarter (1/4) of a share of Common Stock in the form of an "D" Warrant (collectively, the "Warrants"); and which Forms of A, B, C and D Warrant are set forth as Exhibit A hereto. The Optional Conversion Rights shall become effective upon the earlier of (x) the effective date of the registration statement covering the Common Stock and the Common Stock underlying the Warrants comprising the Units or (y) ninety (90) days following the closing date of the original issuance of the Series H Preferred Stock (the "Closing Date"). The Corporation shall pay to the holders of each share of Series H Preferred Stock, promptly following the Optional Conversion Date, all accrued but unpaid dividends, in cash or shares of Common Stock, as provided in Section 3 hereof, on the shares of Series H Preferred Stock so converted to, and including, the Optional Conversion Date, except for holders who have elected to add such accrued but unpaid dividend to the Series H Original Issue Price in accordance with the first sentence of this
Section 6(a).

                    (b) Mechanics of Optional Conversion. Holders of Series H Preferred Stock may exercise their respective Optional Conversion Rights by telecopying an executed and completed notice of conversion in the form annexed hereto as Exhibit B (the "Notice of Conversion") to the Corporation and delivering the original Notice of Conversion and the certificate representing the Series H Preferred Stock by express courier. Each business date on which a Notice of Conversion is telecopied to and received by the Corporation along with a copy of the originally executed Series H Preferred Stock certificates in accordance with the provisions hereof shall be deemed an "Optional Conversion Date". The Corporation will transmit, or instruct its transfer agent to transmit, the certificates representing shares of Common Stock (the "Conversion Shares") and the Warrants issuable upon conversion of any shares of Series H Preferred Stock outstanding (together with the certificates representing the shares of Series H Preferred Stock not so converted) to the holder thereof via express courier, by electronic transfer or otherwise, within three (3) business days after the Optional Conversion Date; provided the Corporation has received the Notice of Conversion and Series H Preferred Stock certificate being so converted on the Optional Conversion Date. In addition to any other remedies which may be available to the holders of shares of Series H Preferred Stock, in the event that the Corporation or its transfer agent fails to deliver such shares of Common Stock within such three (3) business day period, the holder will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Corporation whereupon the Corporation and the holder shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion.

The Notice of Conversion and Series H Preferred Stock certificates representing the portion of the Series H Preferred Stock converted shall be delivered as follows:

         To the Corporation:  ObjectSoft Corporation
                              Continental Plaza III
                              433 Hackensack Avenue
                              Hackensack, New Jersey 07601
                              Attention:  David E. Y. Sarna, Chairman
                              Fax:  (201) 343-0056

The contact information specified above may be changed by written notice being given to the holders of Series H Preferred Stock, without the need to amend this Certificate of Designation.

      In the event that the Corporation fails to deliver the Conversion Shares and Warrants within three (3) business days of the Optional Conversion Date, the Corporation shall pay to the holders thereof, in immediately available funds, upon demand, as liquidated damages for such failure and not as a penalty, for each $100,000 of Series G Preferred Stock sought to be converted, $1,000 for each of the first ten days and $2,000 per day thereafter that the Conversion Shares and Warrants are not delivered, which liquidated damages shall run from the fourth business day after the Optional Conversion Date provided that the Corporation shall not be responsible for or required to pay such liquidated damages if such failure to deliver or convert was not caused by any actions or omissions of the Corporation or counsel to the Corporation. Any and all payments required pursuant to this paragraph shall be payable in cash.

                    (c) No Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of Series H Preferred Stock. In lieu of any fractional share to which the holder would be entitled but for the provisions of this Subsection 6(c), based on the full number of Series H Preferred Stock held by such holder, the Corporation shall pay cash in an amount equal to the same fraction of the Conversion Price of one share of Common Stock.

                    (d) Reservation of Stock. The Corporation shall, at all times when any Series H Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series H Preferred Stock outstanding.

                    (e) Rights. Subject to the revocation right set forth in Subsection 6(b), all shares of Series H Preferred Stock outstanding to be converted pursuant to the Notice of Conversion shall, on the Optional Conversion Date, be converted into Conversion Shares and Warrants for all purposes, notwithstanding the failure of the holder thereof to surrender any certificate representing such shares on or prior to such date. On and after the Optional Conversion Date, (i) no such shares of Series H Preferred Stock shall be deemed to be outstanding or be transferable on the books of the Corporation or the stock transfer agent, if any, for the Series H Preferred Stock, and (ii) the holder of such shares, as such, shall not be entitled to receive notices or to vote such shares or to exercise or to enjoy any other powers, preferences or rights thereof, other than the right, upon surrender of the certificate or certificates representing such shares, to receive a certificate or certificates for the number of shares of Conversion Shares and Warrants into which such shares have been converted and cash paid for any fractional shares. If not all shares of Series H Preferred Stock are being converted, then the holder shall also receive a certificate representing its remaining shares of Series H Preferred Stock. Only whole shares (and no fractional shares) of Series H Preferred Stock may be converted. On the Optional Conversion Date, all converted shares of Series H Preferred Stock shall be retired and canceled and shall not be reissued.

                    (f) Conversion Price; Adjustments. The "Conversion Price" of each share of the Series H Preferred Stock shall equal $0.50, provided that such Conversion Price shall be subject to further adjustment in the manner hereinafter set forth.

                         (i) Sale of Securities  Below  Conversion  Price. If at
any time after the filing of this Certificate of Designation, the Corporation shall issue any shares of Common Stock, Convertible Securities (as hereinafter defined), Rights (as hereinafter defined) or Related Rights (as hereinafter defined) (for purposes hereof, collectively, "Securities") without consideration or for a consideration per share or unit (as determined below) less than $0.50 per share, then the Conversion Price in effect immediately prior to each such issuance shall forthwith be reduced to the lowest per share price paid for Common Stock (or deemed paid for such Common Stock), unless a waiver of such reduction is obtained from the holders of a majority of the shares of Series H Preferred Stock outstanding at that time.

                         (ii)  Certain  Definitions  and  Procedures.   For  the
purpose of this Section 6, the following definitions and procedures shall be applicable:

                              (A)  Rights.  In  the  case  of  the  issuance  of
options, warrants or other rights to purchase or otherwise acquire Common Stock, whether or not at the time exercisable (for purposes hereof, collectively, "Rights"), the total number of shares of Common Stock issuable upon exercise of such Rights shall be deemed to have been issued at the time such Rights are issued, for a consideration equal to the sum of the consideration, if any, received by the Corporation upon the issuance of such Rights and the minimum purchase or exercise price payable upon the exercise of such Rights for the Common Stock to be issued upon the exercise thereof, which minimum purchase or exercise price shall be the price payable as of the date of the adjustment pursuant to this Section 6.

                              (B) Convertible  Securities and Related Rights. In
the case of the issuance of any class or series of stock or any bonds, debentures, notes or other securities or obligations convertible into or exchangeable for Common Stock, whether or not then convertible or exchangeable (for purposes hereof, collectively, "Convertible Securities"), or options, warrants or other rights to purchase or otherwise acquire Convertible Securities (for purposes hereof, collectively, "Related Rights"), the total number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities or of Convertible Securities underlying such Related Rights shall be deemed to have been issued at the time such Convertible Securities or Related Rights are issued, for a consideration equal to the sum of
(I) the consideration, if any, received by the Corporation upon issuance of such Convertible Securities or Related Rights (excluding any cash received on account of accrued interest or dividends) and (II) (1) in the case of Convertible Securities, the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such Convertible Securities or
(2) in the case of Related Rights, the sum of (x) the minimum purchase or exercise price payable upon the exercise of such Related Rights for Convertible Securities and (y) the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of the Convertible Securities issuable upon the exercise of such Related Rights.

                              (C) Changes. On any change in the number of shares
of Common Stock issuable upon the exercise of Rights or Convertible Securities underlying the Related Rights or upon the conversion or exchange of Convertible Securities or on any change in the minimum purchase or exercise price of Rights, Related Rights or Convertible Securities, including, but not limited to, a change resulting from the anti-dilution provisions of such Rights, Related Rights or Convertible Securities, the Conversion Price to the extent in any way affected by such Rights, Related Rights or Convertible Securities shall forthwith be readjusted to be thereafter the Conversion Price that would have been obtained had the adjustment, if any, which was made upon the issuance of such Rights, Related Rights or Convertible Securities been made after giving effect to such change. No further adjustment shall be made in respect of such change upon the actual issuance of Common Stock or any payment of consideration upon the exercise of any such Rights or Convertible Securities underlying the Related Rights or the conversion or exchange of such Convertible Securities.

                              (D) Expiration or Cancellation.  On the expiration
or cancellation of any such Rights, Related Rights or Convertible Securities, if the Conversion Price shall have been adjusted upon the issuance thereof, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment made upon the issuance of such Rights, Related Rights or Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such Rights or Related Rights or the conversion or exchange of such Convertible Securities.

                              (E)  Cash.  In the  case of the  issuance  of such
Securities for cash, the amount of consideration received by the Corporation shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                              (F)  Non-Cash   Consideration.   In  the  case  of
issuance of such Securities other than for cash, (i) property shall be valued as determined in the good faith discretion of the Board of Directors of the Corporation; and (ii) securities shall be valued at their "Current Market Price" as set forth below. The "Current Market Price", at the date of determination, for any security shall be deemed to be the average of the daily closing prices for the 30 consecutive business days commencing 45 business days before the day in question. The closing price for each day shall be (i) if the security is traded on a national securities exchange or listed on the Nasdaq National Market System, the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, or (ii) if not listed or admitted to trading on a national securities exchange or on the Nasdaq National Market System, then the price shall be deemed the average of the highest reported bid price and lowest reported asked price on each such business day, as furnished by the National Association of Securities Dealers, Inc.'s Automated Quotation System ("NASDAQ"), or the nearest comparable system, or, in the absence or either, as determined by the Board of Directors in its good faith discretion.

                              (G) If a state of facts shall occur which, without
being specifically controlled by the provisions of this Section 6(f), would not fairly protect the conversion rights of the holders of the Series H Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors of the Corporation shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such conversion rights.

                    (g) Reorganization, Reclassification, Consolidation, Merger, Sale, Etc. In case the Corporation shall effect a capital reorganization or reclassification of its capital stock or any consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation in such a way (including, without limitation, by way of consolidation or merger) that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock (collectively for purposes of this Subsection 6(g), a "Covered Event"), then as a condition of such Covered Event, lawful and adequate provision shall be made whereby each share of Series H Preferred Stock outstanding shall, after such Covered Event (but subject to the applicable provisions of Section 4 hereof), be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such Covered Event, or to which assets shall have been sold in such Covered Event, to which the holders of Series H Preferred Stock would have been entitled if they had held the Common Stock issuable upon the conversion of such Series H Preferred Stock on the record date, or, if there is no such record date, then if they had held such Common Stock immediately prior to such Covered Event, at the Conversion Price in effect on such date. The provision of this Subsection 6(g) shall similarly apply to successive Covered Events. If the Covered Event is a Sale Transaction, and there has not been a Non-Liquidated Election with respect thereto, paragraph 4(e) shall control.

                    (h) Stock Dividends, Splits, Combinations and Reclassifications. If the Corporation shall (i) declare a dividend or other distribution payable in Common Stock to holders of Common Stock, (ii) split its outstanding shares of Common Stock into a larger number, (iii) combine its outstanding shares of Common Stock into a smaller number, or (iv) increase or decrease the number of shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a merger, consolidation or other business combination in which the Corporation is surviving entity), then the Conversion Price in effect immediately prior to such dividend or other distribution, split, combination or reclassification, as the case may be, shall forthwith be proportionally adjusted so that each holder of Series H Preferred Stock shall be entitled to receive the number of shares of Common Stock which such holder would have owned or been entitled to receive had such Series H Preferred Stock been converted immediately prior to the record date for such dividend or other distribution, split, combination or reclassification. Successive adjustments to the Conversion Price shall be made upon each such dividend or other distribution, split, combination or reclassification.

                    (i) No Impairment. The Corporation shall not, by amendment of its certificate of incorporation or through any reorganization, sale, exchange or other disposition of assets, merger, consolidation, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Section 6 by the Corporation, but will at all times in good faith carry out all the provisions of this Section 6 and take all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series H Preferred Stock against impairment.

                    (j) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 6, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and cause its principal financial officer to verify such computation and prepare and furnish to each holder of Series H Preferred Stock a certificate setting forth such adjustment or readjustment and setting forth in reasonable detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series H Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Conversion Price in effect at such time for the shares of Series H Preferred Stock outstanding; and (iii) the number of Units and the amount, if any, of other property that at such time would be received upon the conversion of the shares of Series H Preferred Stock outstanding.

                    (k) Notices of Record Date. In the event (i) any record date is fixed for the purpose of determining the holders of any class or series of stock or other securities who are entitled to receive any dividend or other distribution or (ii) of any recapitalization or reorganization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any sale, exchange or other disposition of all or substantially all the assets of the Corporation or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series H Preferred Stock at least fifteen (15) days prior to the record date set forth therein a notice setting forth: (i) such record date and a description of such dividend or distribution; (ii) the date on which any such recapitalization, reorganization, merger, consolidation, disposition, dissolution, liquidation or winding up is expected to become effective; and (iii) the time, if any is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such recapitalization, reorganization, merger, consolidation, disposition, dissolution, liquidation or winding up.

                    (l) Issue Taxes. The Corporation shall pay any and all issue and other non-income taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of any shares of Series H Preferred Stock.

                    (m) Minimum Adjustment; No Increase. No adjustment of the Conversion Price shall be made in an amount less than one cent, provided that any adjustment which is not made by reason of this Subsection 6(m) shall be carried forward and shall be taken into account in any subsequent adjustment. Except to the limited extent provided for in Subsections 6(f)(ii)(C) or 6(f)(ii)(D) or 6(h), no adjustments of the Conversion Price in accordance with
Section 6 shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

               7. Automatic Conversion. In the event that the holders of the Series H Preferred Stock have not exercised their respective Optional Conversion Rights within three (3) years after the Closing Date, the Series H Preferred Stock, including any accrued dividends thereon, shall automatically be converted into Units as if the holders have exercised their respective Optional Conversion Rights on the anniversary of the Closing Date.

               8. Voting; Required Approval.

                    (a) Except as set forth in Section 8(b) hereof or as required by applicable law, the holders of Series H Preferred Stock shall not be entitled to vote upon any matter relating to the business or affairs of the Corporation or for any other purpose.

                    (b) The consent of the holders of at least a majority (or such greater number as may then be required by law) of all the shares of Series H Preferred Stock at the time outstanding, given in person or by proxy, by a vote at a meeting called for the purpose, or by consent in lieu thereof, at which the holders of shares of Series H Preferred Stock shall vote together as a separate class, shall be necessary for authorizing, effecting or validating:

                         (i)  any  action   which   alters  in  any  manner  the
designations, powers, rights, preferences or privileges of, or the qualifications, limitations or restrictions of, the Series H Preferred Stock, whether by amendment of this Certificate of Designation or otherwise, or any waiver of any provision of this Certificate of Designation;

                         (ii) any  amendment to or waiver of any  provisions  of
the certificate of incorporation or bylaws of the Corporation which would adversely affect the Series H Preferred Stock; and

                         (iii) any authorization or issuance of securities other
than Junior Securities.

               9. Certain Excluded Transactions. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment to the Conversion Price under paragraph 6(f) with respect to (a) the issuance of shares of Common Stock upon conversion of the Series H Preferred Stock; (b) the issuance of shares of Common Stock upon exercise of the Warrants; (c) any issuance of Common Stock pursuant to the Series G Preferred Stock; (d) any issuance for which adjustment is otherwise provided for hereunder; (e) any dividends paid in shares of Common Stock to the holders of Series G Preferred Stock or Series H Preferred Stock; (f) the granting of options or warrants, or the issuance of securities, to then current or former employees, directors and consultants pursuant to stock option plans or other agreements adopted by the Board of Directors of the Corporation and the issuance of securities upon exercise of such options or warrants; (g) the issuance of securities upon conversion or exercise of any options, warrants or other agreements outstanding prior to the Closing Date; (h) the issuance of securities by the Corporation for redetermination of purchase price or otherwise under any agreement in effect prior to the Closing Date; (i) securities issued in connection with the acquisition by the Corporation of a business or another entity (whether through merger, purchase of assets, purchase of stock or otherwise); and (j) the issuance of any securities in connection with the establishment of a joint venture, partnership, licensing or other strategic or business arrangement;
provided the transaction giving rise to such joint venture, partnership, licensing or other strategic or business arrangement is not essentially a financing transaction.

               10. Definition of Certain Preferences. For purposes hereof, any class or series of stock of the Corporation shall be deemed to rank:

                    (a) senior to the Series H Preferred Stock, either as to dividends or upon liquidation, if the holders of shares of that class or series of stock shall be entitled to receive dividends or amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of Series H Preferred Stock;

                    (b) on a parity with the Series H Preferred Stock, as to dividends and as to rights upon liquidation, whether or not the dividend rates, dividend payment dates, redemption or liquidation prices per share or conversion or sinking fund provisions, if any, are different from those of the Series H Preferred Stock, if the holders of shares of that class or series of stock shall be entitled to receive dividends and amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend preferences (whether based on their respective dividend rates or the respective amounts of accumulated and unpaid dividends thereon) or their respective liquidation preferences, without preference or priority, one over the other, as between the holders of shares of that class or series of stock and the holders of shares of Series H Preferred Stock; and

                    (c) junior to the Series H Preferred Stock, either as to dividends or upon liquidation, if the holders of shares of Series H Preferred Stock shall be entitled to receive dividends or amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of that class or series of stock; provided, however, if the class or series of stock is senior to the Series H Preferred Stock, either as to dividends or upon liquidation, such class or series of stock shall be considered senior to the Series H Preferred Stock.

               11. Limitation on Number of Conversion Shares. On each Optional Conversion Date, the number of shares of Common Stock underlying the Series H Preferred Stock to be issued to each holder (not including the outstanding shares of Series H Preferred Stock or the unissued shares of Common Stock underlying the Series H Preferred Stock not to be issued on such Optional
Conversion Date) will not exceed the number of such shares which, when aggregated with all other shares of Common Stock then owned of record by such holder, would result in such holder owning more than 9.99% of all of such Common Stock as would be outstanding on such Optional Conversion Date. The foregoing limitation shall not apply in the event of an automatic conversion pursuant to paragraph 7.

                                  EXHIBIT A

                        FORMS OF A, B, C AND D WARRANT
                        ------------------------------

                            FORM OF "___" <F1>WARRANT


     THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE OR FOREIGN SECURITIES LAWS. NEITHER THIS WARRANT NOR THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE UNITED STATES, OR TO A U.S. PERSON, OR TO OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON (AS SUCH TERMS ARE DEFINED IN RULE 902 OF REGULATION S UNDER THE 1933 ACT) AND THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON, UNLESS REGISTERED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE HOLDER PROVIDES OBJECTSOFT CORPORATION ("THE COMPANY") WITH AN OPINION FROM COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY STATING THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE AT THE TIME OF SUCH TRANSFER. HEDGING TRANSACTIONS INVOLVING THIS WARRANT OR THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. THE HOLDER OF THIS WARRANT IS SUBJECT TO AND THE BENEFICIARY OF CERTAIN PROVISIONS SET FORTH IN A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT DATED AS OF DECEMBER 29, 2000. A COPY OF THE PORTION OF THE AFORESAID AGREEMENT EVIDENCING SUCH OBLIGATIONS MAY BE OBTAINED FROM THE COMPANY'S EXECUTIVE OFFICES.


                          "__" <F1>WARRANT TO PURCHASE


                             SHARES OF COMMON STOCK


                                       OF


                             OBJECTSOFT CORPORATION


                          Expires December ___, 2005<F2>

No.: W-___<F1>-___                               Number of Shares: ________<F3>
Date of Issuance:  __________________
----------
<F1>Insert A for A Warrant; B for B Warrant; C for C Warrant; and D for D
    Warrant.
<F2>Insert fifth anniversary of initial Closing Date.
<F3>Insert one-quarter of the number of Units acquired on conversion.

     FOR VALUE RECEIVED, subject to the provisions hereinafter set forth, the undersigned, ObjectSoft Corporation, a Delaware corporation (together with its successors and assigns, the "Issuer"), hereby certifies that __________________________________________ or its registered assigns is entitled to subscribe for and purchase, during the period specified in this Warrant, up to _____________ shares (subject to adjustment as hereinafter provided) of the duly authorized, validly issued, fully paid and non-assessable Common Stock of the Issuer, at an exercise price per share equal to the Warrant Price then in effect, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 7 hereof.

     1. Term. The right to subscribe for and purchase shares of Warrant Stock represented hereby shall commence on the date of issuance of this Warrant and shall expire at 5:00 p.m., eastern time, on December __, 2005 (such period being the "Term").

     2. Method of Exercise Payment; Issuance of New Warrant; Transfer and Exchange.

     (a) Time of Exercise. The purchase rights represented by this Warrant may be exercised in whole or in part at any time and from time to time during the Term.

     (b) Method of Exercise. The Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the exercise form attached hereto duly executed) at the principal office of the Issuer, and by the payment to the Issuer of an amount of consideration therefor equal to the Warrant Price in effect on the date of such exercise multiplied by the number of shares of Warrant Stock with respect to which this Warrant is then being exercised, payable at such Holder's election (i) by certified or official bank check or (ii) by surrender to the Issuer for cancellation of a portion of this Warrant representing that number of unissued shares of Warrant Stock which is equal to (A) the number of shares of Warrant Stock with respect to which the Holder is exercising this Warrant minus (B) the number of shares of Warrant Stock which is equal to the quotient obtained by dividing (x) the product of the Warrant Price and the number of shares of Warrant Stock being purchased upon such exercise by (y) the Per Share Market Value as of the date of such exercise, or (iii) by a combination of the foregoing methods of payment selected by the Holder of this Warrant. In any case where the consideration payable upon such exercise is being paid in whole or in part pursuant to the provisions of clause
(ii) of this subsection (b), such exercise shall be accompanied by written notice from the Holder of this Warrant specifying the manner of payment thereof and containing a calculation showing the number of shares of Warrant Stock with respect to which rights are being surrendered thereunder and the net number of shares of Common Stock to be issued after giving effect to such surrender.

     (c) Issuance of Stock Certificates. In the event of any exercise of the rights represented by this Warrant in accordance with and subject to the terms and conditions hereof, (i) certificates for the shares of Warrant Stock so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time, not exceeding three (3) Trading Days after such exercise, and the Holder hereof shall be deemed for all purposes to be the Holder of the shares of Warrant Stock so purchased as of the date of such exercise, and (ii) unless this Warrant has expired, a new Warrant representing the number of shares of Warrant Stock, if any, with respect to which this Warrant shall not then have been exercised (less any amount thereof which shall have been canceled in payment or partial payment of the Warrant Price as hereinabove provided) shall also be issued to the Holder hereof at the Issuer's expense within such time.

     (d) Transferability of Warrant. Subject to Section 2(e), this Warrant may be transferred by a Holder without the consent of the Issuer. If transferred pursuant to this subsection and subject to the provisions of subsection (e) of this Section 2, this Warrant may be transferred on the books of the Issuer by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant at the principal office of the Issuer, properly endorsed (by the Holder executing an assignment in the form attached hereto) and upon payment of any necessary transfer tax imposed upon such transfer. This Warrant is exchangeable at the principal office of the Issuer for Warrants for the purchase of the same aggregate number of shares of Warrant Stock, each new Warrant to represent the right to purchase such number of shares of Warrant Stock as the Holder hereof shall designate at the time of such exchange. All Warrants issued on transfers or exchanges shall be dated the Original Issue Date and shall be identical with this Warrant except as to the number of shares of Warrant Stock issuable pursuant hereto.

     (e) Compliance with Securities Laws.

          (i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Warrant Stock to be issued upon exercise hereof, are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof except pursuant to an effective registration statement (the "Registration Statement"), or an exemption from registration, under the Securities Act and any applicable state securities laws.

          (ii) Except as provided in paragraph (iii) below, all certificates representing shares of Warrant Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:


          THESE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE OR FOREIGN SECURITIES LAWS. NEITHER THESE SHARES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE UNITED STATES, OR TO A U.S. PERSON, OR TO OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON (AS SUCH TERMS ARE DEFINED IN RULE 902 OF REGULATION S UNDER THE 1933 ACT), EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT OR UNLESS REGISTERED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE HOLDER PROVIDES OBJECTSOFT

     CORPORATION ("THE COMPANY") WITH AN OPINION FROM COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY STATING THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE AT THE TIME OF SUCH TRANSFER. HEDGING TRANSACTIONS INVOLVING THESE SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. THE HOLDER OF THIS CERTIFICATE IS THE BENEFICIARY OF CERTAIN OBLIGATIONS OF THE COMPANY SET FORTH IN A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT DATED AS OF DECEMBER __, 2000. A COPY OF THE PORTION OF THE AFORESAID AGREEMENT EVIDENCING SUCH OBLIGATIONS MAY BE OBTAINED FROM THE COMPANY'S EXECUTIVE OFFICES.

          (iii) The restrictions imposed by this subsection (e) upon the transfer of this Warrant and the shares of Warrant Stock to be purchased upon exercise hereof shall terminate (A) when such securities shall have been resold pursuant to being effectively registered under the Securities Act, (B) upon the Issuer's receipt of an opinion of counsel, in form and substance reasonably satisfactory to the Issuer, addressed to the Issuer to the effect that such restrictions are no longer required to ensure compliance with the Securities Act and state securities laws or (C) upon the Issuer's receipt of other evidence reasonably satisfactory to the Issuer that such registration and qualification under state securities laws is not required. Whenever such restrictions shall cease and terminate as to any such securities, the Holder thereof shall be entitled to receive from the Issuer (or its transfer agent and registrar), without expense (other than applicable transfer taxes, if any), new Warrants (or, in the case of shares of Warrant Stock, new stock certificates) of like tenor not bearing the legend currently borne by the Warrants or the legend referred to in paragraph (ii) of this subsection (e) relating to the Securities Act and applicable state securities laws.

     (f) Continuing Rights of Holder. The Issuer will, at the time of or at any time after each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing the extent, if any, of its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant;
provided that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Issuer to afford such rights to such Holder.

     3. Stock Fully Paid: Reservation and Listing of Shares: Covenants.

     (a) Stock Fully Paid. The Issuer represents, warrants, covenants and agrees that all shares of Warrant Stock which may be issued upon the exercise of this Warrant or otherwise hereunder will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes and liens, security interest, charges and encumbrances of any nature whatsoever created by or through the Issuer. The Issuer further represents, warrants, covenants and agrees that during the period within which this Warrant may be exercised, the Issuer will at all times have authorized and reserved for the purpose of the issue upon exercise of this Warrant a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

     (b) Reservation. If any shares of Common Stock required to be reserved for issuance upon exercise of this Warrant or as otherwise provided hereunder require registration or qualification with any governmental authority under any federal or state law before such shares may be so issued, the Issuer will in good faith use its best efforts as expeditiously as possible at its expense to cause such shares to be duly registered or qualified. If the Issuer shall list any shares of Common Stock on any securities exchange or market it will, at its expense, list thereon, maintain and increase when necessary such listing, of, all shares of Warrant Stock from time to time issued upon exercise of this Warrant or as otherwise provided hereunder, and, to the extent permissible under the applicable securities exchange or market rules, all unissued shares of Warrant Stock which are at any time issuable hereunder, so long as any shares of Common Stock shall be so listed. The Issuer will also so list on each securities exchange or market, and will maintain such listing of, any other securities which the Holder of this Warrant shall be entitled to receive upon the exercise of this Warrant if at the time any securities of the same class shall be listed on such securities exchange or market by the Issuer.

     (c) Covenants. The Issuer shall not by any action including, without limitation, amending the Certificate of Incorporation or the by-laws of the Issuer, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms or provisions of this Warrant, but will at all times in good faith carry out all such terms or provisions and take all such actions as may be necessary or appropriate to protect the rights of the Holder hereof against dilution (to the extent specifically provided herein) or impairment. Without limiting the generality of the foregoing, the Issuer will (i) not permit the par value, if any, of its Common Stock to exceed the then effective Warrant Price, (ii) not amend or modify any provision of the Certificate of Incorporation or by-laws of the Issuer in any manner that would adversely affect in any way the powers, preferences or relative participating, optional or other special rights of the Common Stock or which would adversely affect the rights of the Holders of the Warrants (it being understood that this clause shall not be construed to restrict the authorization or issuance of any class or series of preferred stock of the Issuer), (iii) take all such action as may be reasonably necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, security interests, charges, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant, and (iv) obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Issuer to perform its obligations under this Warrant.

     (d) Loss, Theft, Destruction of Warrants. Upon receipt of evidence satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same number of shares of Common Stock.

     (e) Rights and Obligations under the Registration Rights Agreement. The shares of Warrant Stock are entitled to the benefits and subject to the terms of the Registration Rights

Agreement dated as of even date herewith between the Issuer and the Holders listed on the signature pages thereof (as amended from time to time, the "Registration Rights Agreement"). The Issuer shall keep or cause to be kept a copy of the Registration Rights Agreement, and any amendments thereto, at its chief executive office and shall furnish, without charge, copies thereof to the Holder upon request.

     4. Adjustment of Warrant Price and Warrant Share Number. The number and kind of Securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events as follows:

     (a)  Recapitalization,   Reorganization,  Reclassification,  Consolidation,
Merger or Sale.

          (i) In case the Issuer after the Original Issue Date shall do any of the following (each, a "Triggering Event"): (a) consolidate with or merge into any other Person and the Issuer shall not be the continuing or surviving Person of such consolidation or merger, or (b) permit any other Person to consolidate with or merge into the Issuer and the Issuer shall be the continuing or surviving Person but, in connection with such consolidation or merger, any Capital Stock of the Issuer shall be changed into or exchanged for Securities of any other Person or cash or any other property, or (c) transfer all or substantially all of its properties or assets to any other Person, or (d) effect a capital reorganization or reclassification of its Capital Stock, then, and in the case of each such Triggering Event, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant shall be entitled, at the option of such Holder, (x) upon the exercise hereof at any time after the consummation of such Triggering Event, to the extent this Warrant is not exercised prior to such Triggering Event, to receive at the Warrant Price in effect at the time immediately prior to the consummation of such Triggering Event in lieu of the Common Stock issuable upon such exercise of this Warrant prior to such Triggering Event, the Securities, cash and property to which such Holder would have been entitled upon the consummation of such Triggering Event if such Holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for in Section 4 hereof or (y) to sell this Warrant (or, at such Holder's election, a portion hereof) concurrently with the Triggering Event to the Person continuing after or surviving such Triggering Event, or to the Issuer (if Issuer is the continuing or surviving Person) at a sales price equal to the amount of cash, property and/or Securities to which a holder of the number of shares of Common Stock which would otherwise have been delivered upon the exercise of this Warrant would have been entitled upon the effective date or closing of any such Triggering Event (the "Event Consideration"), less the amount or portion of such Event Consideration having a fair value equal to the aggregate Warrant Price applicable to this Warrant or the portion hereof so sold.

          (ii) Notwithstanding anything contained in this Warrant to the contrary, the Issuer will not effect any Triggering Event unless, prior to the consummation thereof, each Person (other than the Issuer) which may be required to deliver any Securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant,
     (A)
     the obligations of the Issuer under this Warrant (and if the Issuer shall survive the consummation of such Triggering Event, such assumption shall be in addition to, and shall not release the Issuer from, any continuing obligations of the Issuer under this Warrant) and (B) the obligation to deliver to such Holder such shares of Securities, cash or property as, in accordance with the foregoing provisions of this subsection (a), such Holder shall be entitled to receive, and such Person shall have similarly delivered to such Holder an opinion of counsel for such Person, which counsel shall be reasonably satisfactory to such Holder, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this subsection (a)) shall be applicable to the Securities, cash or property which such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto.

          (iii) If with respect to any Triggering Event, the Holder of this Warrant has exercised its right as provided in clause (y) of subparagraph
     (i) of this subsection (a) to sell this Warrant or a portion thereof, the Issuer agrees that as a condition to the consummation of any such Triggering Event the Issuer shall secure such right of Holder to sell this Warrant to the Person continuing after or surviving such Triggering Event and the Issuer shall not effect any such Triggering Event unless upon or prior to the consummation thereof the amounts of cash, property and/or Securities required under such clause (y) are delivered to the Holder of this Warrant. The obligation of the Issuer to secure such right of the Holder to sell this Warrant shall be subject to such Holder's cooperation with the Issuer, including, without limitation, the giving of reasonable and customary representations and warranties to the purchaser in connection with any such sale. Prior notice of any Triggering Event shall be given to the Holder of this Warrant in accordance with Section 11 hereof.

     (b) Subdivision or Combination of Shares. If the Issuer, at any time while this Warrant is outstanding, shall subdivide or combine any shares of Common Stock, (i) in case of subdivision of shares, the Warrant Price shall be proportionately reduced (as at the effective date of such subdivision or, if the Issuer shall take a record of holders of its Common Stock for the purpose of so subdividing, as at the applicable record date, whichever is earlier) to reflect the increase in the total number of shares of Common Stock outstanding as a result of such subdivision, or (ii) in the case of a combination of shares, the Warrant Price shall be proportionately increased (as at the effective date of such combination or, if the Issuer shall take a record of holders of its Common Stock for the purpose of so combining, as at the applicable record date, whichever is earlier) to reflect the reduction in the total number of shares of Common Stock outstanding as a result of such combination.

     (c) Certain Dividends and Distributions. If the Issuer, at any time while this Warrant is outstanding, shall:

          (i) Stock Dividends. Pay a dividend in, or make any other distribution to its stockholders (without consideration therefor) of, shares of Common Stock, the Warrant Price shall be adjusted, as at the date the Issuer shall take a record of the holders of the Issuer's Capital Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying the Warrant Price in effect immediately prior to such record date (or if no such record is taken, then immediately prior to such payment or other distribution), by a fraction (1) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution (plus in the event that the Issuer paid cash for fractional shares, the number of additional shares which would have been outstanding had the Issuer issued fractional shares in connection with said dividends).

          (ii) Other Dividends. Pay a dividend on, or make any distribution of its assets upon or with respect to (including, but not limited to, a distribution of its property as a dividend in liquidation or partial liquidation or by way of return of capital), the Common Stock (other than as described in clause (i) of this subsection (c)), or in the event that the Company shall offer options or rights to subscribe for shares of Common Stock, or issue any Common Stock Equivalents, to all of its holders of Common Stock, then on the record date for such payment, distribution or offer or, in the absence of a record date, on the date of such payment, distribution or offer, the Holder shall receive what the Holder would have received had it exercised this Warrant in full immediately prior to the record date of such payment, distribution or offer or, in the absence of a record date, immediately prior to the date of such payment, distribution or offer

     (d) Issuance of Additional Shares of Common Stock. If the Issuer, at any time while this Warrant is outstanding, shall issue any Additional Shares of Common Stock (otherwise than as provided in the foregoing subsections (a) through (c) of this Section 4), at a price per share less than the Warrant Price then in effect or without consideration, then the Warrant Price upon each such issuance shall be adjusted to that price (rounded to the nearest cent) determined by multiplying the Warrant Price then in effect by a fraction:

          (i) the numerator of which shall be equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus (B) the number of shares of Common Stock (rounded to the nearest whole share) which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at a price per share equal to Warrant Price then in effect, and

          (ii) the denominator of which shall be equal to the number of shares of Common Stock outstanding immediately after the issuance of such Additional Shares of Common Stock.

     The provisions of this subsection (d) shall not apply under any of the circumstances for which an adjustment is provided in subsections (a), (b) or (c) of this Section 4. No adjustment of the Warrant Price shall be made under this subsection (d) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to any Common Stock Equivalent if upon the issuance of such Common Stock Equivalent (x) any adjustment shall have been made pursuant to subsection (e) of this Section 4 or (y) no adjustment was required pursuant to subsection (e) of this Section 4. No adjustment of the Warrant Price shall be made under this subsection (d) in an amount less than $.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment, if any, which together with any adjustments so carried forward shall amount to $.01 per share or more; provided that upon any adjustment of the Warrant Price as a result of any dividend or distribution payable in Common Stock or Convertible Securities or the reclassification, subdivision or combination of Common Stock into a greater or smaller number of shares, the foregoing figure of $.01 per share (or such figure as last adjusted) shall be adjusted (to the nearest one-half cent) in proportion to the adjustment in the Warrant Price.

     (e) Issuance of Common Stock Equivalents. If the Issuer, at any time while this Warrant is outstanding, shall issue any Common Stock Equivalent and the price per share for which Additional Shares of Common Stock may be issuable thereafter pursuant to such Common Stock Equivalent shall be less than the Warrant Price then in effect, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended shall be less than the Warrant Price in effect at the time of such amendment, then the Warrant Price upon each such issuance or amendment shall be adjusted as provided in the first sentence of subsection (d) of this Section 4 on the basis that (1) the maximum number of Additional Shares of Common Stock issuable pursuant to all such Common Stock Equivalents shall be deemed to have been issued (whether or not such Common Stock Equivalents are actually then exercisable, convertible or exchangeable in whole or in part) as of the earlier of (A) the date on which the Issuer shall enter into a firm contract for the issuance of such Common Stock Equivalent, or (B) the date of actual issuance of such Common Stock Equivalent, and (2) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be deemed to be the minimum consideration received or receivable by the Issuer for the issuance of such Additional Shares of Common Stock pursuant to such Common Stock Equivalent. No adjustment of the Warrant Price shall be made under this subsection (e) upon the issuance of any Convertible Security which is issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any adjustment shall previously have been made in the Warrant Price then in effect upon the issuance of such warrants or other rights pursuant to this subsection (e).

     (f) [Intentionally omitted.]

     (g) Other Provisions Applicable to Adjustments Under this Section 4. The following provisions shall be applicable to the making of adjustments in the Warrant Price hereinbefore provided in Section 4:

          (i) Computation of Consideration. The consideration received by the Issuer shall be deemed to be the following: to the extent that any Additional Shares of Common Stock or any Common Stock Equivalents shall be issued for a cash consideration, the consideration received by the Issuer therefor, or if such Additional Shares of Common Stock or Common Stock Equivalents are offered by the Issuer for subscription, the subscription price, or, if such Additional Shares of Common Stock or Common Stock Equivalents are sold to underwriters or dealers for public offering without a subscription offering, the public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued
     dividends   and  without   deduction   of  any
     compensation, discounts, commissions, or expenses paid or incurred by the Issuer for or in connection with the underwriting thereof or otherwise in connection with the issue thereof; to the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the fair market value of such consideration at the, time of such issuance as determined in good faith by the Board. The consideration for any Additional Shares of Common Stock issuable pursuant to any Common Stock Equivalents shall be the consideration received by the Issuer for issuing such Common Stock Equivalents, plus the additional consideration payable to the Issuer upon the exercise, conversion or exchange of such Common Stock Equivalents. In case of the issuance at any time of any Additional Shares of Common Stock or Common Stock Equivalents in payment or satisfaction of any dividend upon any class of Capital Stock of the Issuer other than Common Stock, the Issuer shall be deemed to have received for such Additional Shares of Common Stock or Common Stock Equivalents a consideration equal to the amount of such dividend so paid or satisfied. In any case in which the consideration to be received or paid shall be other than cash, the Board shall notify the Holder of this Warrant of its determination of the fair market value of such consideration prior to payment or accepting receipt thereof. If, within thirty days after receipt of said notice, the Majority Holders shall notify the Board in writing of their objection to such determination, a determination of the fair market value of such consideration shall be made by an Independent Appraiser selected by the Majority Holders with the approval of the Board (which approval shall not be unreasonably withheld), whose fees and expenses shall be paid by the Issuer.

          (ii) Readjustment of Warrant Price. Upon the expiration or termination of the right to convert, exchange or exercise any Common Stock Equivalent the issuance of which effected an adjustment in the Warrant Price, if such Common Stock Equivalent shall not have been converted, exercised or exchanged in its entirety, the number of shares of Common Stock deemed to be issued and outstanding by reason of the fact that they were issuable upon conversion, exchange or exercise of any such Common Stock Equivalent shall no longer be computed as set forth above, and the Warrant Price shall forthwith be readjusted and thereafter be the price which it would have been (but reflecting any other adjustments in the Warrant Price made pursuant to the provisions of this Section 4 after the issuance of such Common Stock Equivalent) had the adjustment of the Warrant Price been made in accordance with the issuance or sale of the number of Additional Shares of Common Stock actually issued upon conversion, exchange or issuance of such Common Stock Equivalent and thereupon only the number of Additional Shares of Common Stock actually so issued shall be deemed to have been issued and only the consideration actually received by the Issuer (computed as in clause (i) of this subsection (g)) shall be deemed to have been received by the Issuer.

          (iii) Outstanding Common Stock. The number of shares of Common Stock at any time outstanding shall (A) not include any shares thereof then directly or indirectly owned or held by or for the account of the Issuer or any of its Subsidiaries, and (B) be deemed to include all shares of Common Stock then issuable upon conversion, exercise or exchange of any then outstanding Common Stock Equivalents or any other evidences of Indebtedness, shares of Capital Stock (including, without limitation, the Preferred

     Stock) or other Securities which are or may be at any time convertible into or exchangeable for shares of Common Stock or Other Common Stock.

     (h) Other Action Affecting Common Stock. In case after the Original Issue Date the Issuer shall take any action affecting its Common Stock, other than an action described in any of the foregoing subsections (a) through (g) of this
Section 4, inclusive, and the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principle of this Section 4, then the Warrant Price shall be adjusted in such manner and at such time as the Board may in good faith determine to be equitable in the circumstances.

     (i) Adjustment of Warrant Share Number. Upon each adjustment in the Warrant Price pursuant to any of the foregoing provisions of this Section 4, the Warrant Share Number shall be adjusted, to the nearest one hundredth of a whole share, to the product obtained by multiplying the Warrant Share Number immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately before giving effect to such adjustment and the denominator of which shall be the Warrant Price immediately after giving effect to such adjustment. If the Issuer shall be in default under any provision contained in Section 3 of this Warrant so that shares issued at the Warrant Price adjusted in accordance with this Section 4 would not be validly issued, the adjustment of the Warrant Share Number provided for in the foregoing sentence shall nonetheless be made and the Holder of this Warrant shall be entitled to purchase such greater number of shares at the lowest price at which such shares may then be validly issued under applicable law. Such exercise shall not constitute a waiver of any claim arising against the Issuer by reason of its default under Section 3 of this Warrant.

     (j) Form of Warrant after Adjustments. The form of this Warrant need not be changed because of any adjustments in the Warrant Price or the number and kind of Securities purchasable upon the exercise of this Warrant.

     5. Notice of Adjustments. Whenever the Warrant Price or Warrant Share Number shall be adjusted pursuant to Section 4 hereof (for purposes of this Section 5, each an "adjustment"), the Issuer shall cause its Chief Financial
Officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price and Warrant Share Number after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Warrant promptly after each adjustment. Any dispute between the Issuer and the Holder of this Warrant with respect to the matters set forth in such certificate may at the option of the Holder of this Warrant be submitted to one of the national accounting firms currently known as the "big five" selected by the Holder, provided that the Issuer shall have ten (10) days after receipt of notice from such Holder of its selection of such firm to object thereto, in which case such Holder shall select another such firm and the Issuer shall have no such right of objection. The firm selected by the Holder of this Warrant as provided in the preceding sentence shall be instructed to deliver a written opinion as to such matters to the Issuer and such Holder within thirty (30) days after submission to it of such dispute. Such opinion shall be final and binding on the parties hereto. The fees and expenses of such accounting firm shall be paid by the Issuer.

     6. Call. The Issuer, at its option, may call this Warrant by providing the Holder of this Warrant written notice pursuant to Section 11 (the "Call Notice") at any time or from time to time after: (i) the Per Share Market Value of the Common Stock has been equal to or greater than $_____<F4> for twenty (20) consecutive Trading Days immediately preceding the date of delivery of the Call Notice (the "Call Notice Period"); (ii) the Registration Statement has been declared effective and has been effective for a period of sixty (60) calendar days and, if required and applicable to the Issuer under the rules of the Nasdaq Stock Market, the shareholders of the Company have approved the issuance of Common Stock in excess of 20% of the outstanding shares of Common Stock; and
(iii) the Registration Statement has been effective, without lapse or suspension of any kind, for a period of forty (40) consecutive Trading Days. The Issuer may not call A Warrants, B Warrants, C Warrants and D Warrants which are at the time exerciseable into an aggregate of more than 500,000 shares of Common Stock (appropriately adjusted to give effect to stock dividends, stock splits, reverse stock splits, combinations of shares, and the like) in any thirty (30) consecutive business days.

     7. Definitions. For the purposes of this Warrant, the following terms have the following meanings:


          "A Warrants" means the A Warrants issued in connection with the conversion of Preferred Stock issued pursuant to the Purchase Agreement.

          "Additional Shares of Common Stock" means all shares of Common Stock issued by the Issuer after the Original Issue Date, and all shares of Other Common, if any, issued by the Issuer after the Original Issue Date, except
     (a) the Warrant Stock and the shares of Common Stock issued upon exercise of the A Warrants, B Warrants, C Warrants and D Warrants; (b) the shares issued upon conversion of the Preferred Stock; (c) the granting of options or warrants, or the issuance of securities, to then current or former employees, directors and consultants pursuant to stock option plans or other agreements adopted by the Board of Directors of the Issuer and the issuance of securities upon exercise of such options or warrants; (d) the issuance of securities upon conversion or exercise of any options, warrants or other agreements outstanding prior to the Original Issue Date; (e) the issuance of securities by the Issuer for redetermination of purchase price or otherwise under any agreement in effect prior to the Original Issue Date; (f) the securities issued in connection with the acquisition by the Issuer of a business or another entity (whether through merger, purchase of assets, purchase of stock or otherwise); (g) the issuance of any securities in connection with the establishment of a joint venture, partnership, licensing or other strategic or business arrangement; provided the transaction giving rise to such joint venture, partnership, licensing or other strategic or business arrangement is not essentially a financing transaction.
----------
<F4>  Insert $1.00 for A Warrant; $1.50 for B Warrant; $2.00 for C Warrant; and
     $2.50 for D Warrant.

          "B Warrants" means the B Warrants issued in connection with the conversion of Preferred Stock issued pursuant to the Purchase Agreement.

          "Board" shall mean the Board of Directors of the Issuer.

          "C Warrants" means the C Warrants issued in connection with the conversion of Preferred Stock issued pursuant to the Purchase Agreement.

          "Capital Stock" means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

          "Certificate of Incorporation" means the Certificate of Incorporation, as amended, of the Issuer as in effect on the Original Issue Date, and as hereafter from time to time amended, modified, supplemented or restated in accordance with the terms hereof and thereof and pursuant to applicable law.

          "Common Stock" means the Common Stock, $.0001 par value, of the Issuer and any other Capital Stock into which such stock may hereafter be changed.

          "Common Stock Equivalent" means any Convertible Security or warrant, option or other right to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Security.

          "Convertible Securities" means evidences of Indebtedness, shares of Capital Stock or other Securities which are or may be at any time convertible into or exchangeable for Additional Shares of Common Stock. The term "Convertible Security" means one of the Convertible Securities.

          "D Warrants" means the D Warrants issued in connection with the conversion of Preferred Stock issued pursuant to the Purchase Agreement.

          "Governmental Authority" means any governmental, regulatory or self-regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

          "Holders" mean the Persons who shall from time to time own any Warrant. The term "Holder" means one of the Holders.

          "Independent Appraiser" means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Issuer) that is regularly engaged in the business of appraising the Capital Stock or assets of corporations or other entities as going concerns, and which is not affiliated with either the Issuer or the Holder of any Warrant.

          "Issuer" means ObjectSoft Corporation, a Delaware corporation, and its successors.

          "Majority   Holders"  means  at  any  time  the  Holders  of  Warrants exercisable for a majority of the shares of Warrant Stock issuable under the Warrants at the time outstanding.

          "Original Issue Date" means December __, 2000.

          "Other Common" means any other Capital Stock of the Issuer of any class which shall be authorized at any time after the date of this Warrant (other than Common Stock) and which shall have the right to participate in the distribution of earnings and assets of the Issuer without limitation as to amount.

          "OTC Bulletin Board" means the over-the-counter electronic bulletin board.

          "Person" means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

          "Per Share Market Value" means on any particular date, as reported by Bloomberg Financial LP, (a) the closing bid price per share of the Common Stock on such date the Nasdaq SmallCap Market, Nasdaq National Market or other registered national stock exchange on which the Common Stock is then listed or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on the Nasdaq SmallCap Market, Nasdaq National Market or any registered national stock exchange, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by NASDAQ or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or
     (c) if the Common Stock is not then reported by NASDAQ the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the holder, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Independent Appraiser selected in good faith by the Majority Holders; provided, however, that the Issuer, after receipt of the determination by such Independent Appraiser, shall have the right to select an additional Independent Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Independent Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period. The determination of fair market value by an Independent Appraiser shall be based upon the fair market value of the Issuer determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value, and shall be final and binding on all parties. In determining the fair market value of any shares of Common Stock, no consideration shall be given to any restrictions on transfer of the Common Stock imposed by agreement or by federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights.


          "Preferred Stock" means the Series H Convertible Preferred Stock, $.0001 par value per share, of the Issuer.

          "Purchase Agreement" means the Convertible Preferred Stock Purchase Agreement dated as of December ___, 2000 among the Issuer and the investors party thereto.

          "Registration Rights Agreement" has the meaning specified in Section 3(e) hereof.

          "Securities" means any debt or equity securities of the Issuer, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security. "Security" means one of the Securities.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

          "Subsidiary" means any corporation at least 50% of whose outstanding Voting Stock shall at the time be owned directly or indirectly by the Issuer or by one or more of its Subsidiaries, or by the Issuer and one or more of its Subsidiaries.

          "Term" has the meaning specified in Section 1 hereof.

          "Trading Day" means (a) a day on which the Common Stock is traded on the Nasdaq SmallCap Market, Nasdaq National Market or other registered national stock exchange on which the Common Stock has been listed, or (b) if the Common Stock is not listed on the Nasdaq SmallCap Market, Nasdaq National Market or other registered national stock exchange on which the Common Stock has been listed, a day on which the Common Stock is quoted in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

          "Voting Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the Board of Directors (or other governing body) of such corporation, other than Capital Stock having such power only by reason of the happening of a contingency.

          "Warrants" means the A Warrants, B Warrants, C Warrants and D Warrants issued as units with Common Stock upon conversion of the Preferred Stock in connection with the sale and issuance of Common Stock pursuant to Purchase Agreement, including, without limitation, this Warrant, and any other warrants of like tenor issued in substitution or exchange for any thereof pursuant to the provisions of Section 2(c), 2(d) or 2(e) hereof or of any of such other Warrants.

          "Warrant Price" means $____<F5> per share, as such price may be adjusted from time to time as shall result from the adjustments specified in Section 4 hereof.

          "Warrant Share Number" means at any time the aggregate number of shares of Warrant Stock which may at such time be purchased upon exercise of this Warrant, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.

          "Warrant Stock" means Common Stock issuable upon exercise of any Warrant or Warrants or otherwise issuable pursuant to any Warrant or Warrants.

     8. Other Notices. In case at any time:

               (A) the Issuer shall make any distributions to the holders of Common Stock; or

               (B) the Issuer shall authorize the granting to all holders of its Common Stock of rights to subscribe for or purchase any shares of Capital Stock of any class or of any Common Stock Equivalents or Convertible Securities or other rights; or

               (C) there shall be any reclassification of the Capital Stock of the Issuer; or

               (D)  there shall be any capital reorganization by the Issuer; or

               (E) there shall be any (i) consolidation or merger involving the Issuer or (ii) sale, transfer or other disposition of all or substantially all of the Issuer's property, assets or business (except a merger or other reorganization in which the Issuer shall be the surviving corporation and its shares of Capital Stock shall continue to be outstanding and unchanged and except a consolidation, merger, sale, transfer or other disposition involving a wholly-owned Subsidiary); or

               (F) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or any partial liquidation of the Issuer or distribution to holders of Common Stock;

----------
<F5>  Insert $0.50 for A Warrant; $0.60 for B Warrant; $0.70 for C Warrant;
      $0.75 for D Warrant.

then, in each of such cases, the Issuer shall give written notice to the Holder of the date on which (i) the books of the Issuer shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place. Such notice also shall specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their certificates for Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given at least twenty
(20) days prior to the action in question and not less than twenty (20) days prior to the record date or the date on which the Issuer's transfer books are closed in respect thereto. The Issuer shall give to the Holder notice of all meetings and actions by written consent of its stockholders, at the same time in the same manner as notice of any meetings of stockholders is required to be given to stockholders who do not waive such notice (or, if such actions require no notice, then two (2) Trading Days written notice thereof describing the matters upon which action is to be taken). The Holder shall have the right to send two representatives selected by it to each meeting, who shall be permitted to attend, but not vote at, such meeting and any adjournments thereof. This Warrant entitles the Holder to receive copies of all financial and other information distributed or required to be distributed generally to the holders of the Common Stock.

     9. Amendment and Waiver. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Issuer and the Majority Holders; provided, however, that no such amendment or waiver shall reduce the Warrant Share Number, increase the Warrant Price, shorten the period during which this Warrant may be exercised or modify any provision of this
Section 9 without the consent of the Holder of this Warrant.

     10. Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. THIS WARRANT SHALL NOT BE INTERPRETED OR CONSTRUED WITH ANY PRESUMPTION AGAINST THE PARTY CAUSING THIS WARRANT TO BE DRAFTED.

     11. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., eastern standard time, on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., eastern standard time, on any date and earlier than 11:59 p.m., eastern standard time, on such date, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be with respect to the Holder of this Warrant or of Warrant Stock issued pursuant hereto, addressed to such Holder at its last known address or facsimile number appearing on the books of the Issuer maintained for such purposes, or with respect to the Issuer, addressed to:

            ObjectSoft Corporation
            Continental Plaza III
            433 Hackensack Avenue
            Hackensack,  New Jersey 07601
            Attn.: Chairman
            Tel.: (201) 343-9100
            Fax: (201) 343-0056


or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice. Copies of notices to the Issuer or the Company shall be sent to Parker Chapin LLP, 405 Lexington Avenue, New York, New York 10174, Attention:
Martin E.  Weisberg,  Esq.  And Melvin  Weinberg,  Esq.,  Facsimile  no.:  (212)
704-6288.

     12. Warrant Agent. The Issuer may, by written notice to each Holder of this Warrant, appoint an agent having an office in New York, New York for the purpose of issuing shares of Warrant Stock on the exercise of this Warrant pursuant to subsection (b) of Section 2 hereof, exchanging this Warrant pursuant to subsection (d) of Section 2 hereof or replacing this Warrant pursuant to subsection (d) of Section 3 hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

     13. Remedies. The Issuer stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Issuer in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     14. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Issuer, the Holder hereof and (to the extent provided herein) the Holders of Warrant Stock issued pursuant hereto, and shall be enforceable by any such party.

     15. Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

     16. Headings. The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Issuer has executed this Warrant as of the day and year first above written.


                             OBJECTSOFT CORPORATION



                             By:_______________________________________
                                 Name:
                                 Title:

                                  EXERCISE FORM


                   (To be signed only on exercise of Warrant)





TO:   OBJECTSOFT CORPORATION


     The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, _______ shares of Common Stock of OBJECTSOFT CORPORATION and herewith makes payment of $_______ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to whose address is ___________________________________.

      The undersigned represents and warrants that it is not a U.S. Person (as that term is defined in Regulation S under the Securities Act of 1933, as amended (the "1933 Act")), and the within Warrant is not being exercised by or on behalf of a U.S. Person, or else the undersigned has provided herewith an opinion of counsel to the effect that the within Warrant and the shares of Common Stock delivered upon exercise thereof have been registered under the 1933 Act or are exempt from registration thereunder. The undersigned represents and warrants that the within Warrant is not being exercised within the United States, and that the undersigned understands that the shares of Common Stock issuable upon exercise of the within Warrant may not be delivered within the United States, other than in offerings deemed to meet the definition of "offshore transaction" pursuant to Rule 902(h) under Regulation S, unless registered under the 1933 Act or an exemption from such registration is available.


      Dated:___________________





                               ______________________________________


                               (Signature must conform to name of holder as specified on the face of the Warrant)





                               _____________________________________

                               (Address)

                         FORM OF TRANSFEROR ENDORSEMENT


                   (To be signed only on transfer of Warrant)





TO: OBJECTSOFT CORPORATION


            For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of OBJECTSOFT CORPORATION to which the within Warrant relates specified under the headings "Percentage Transferred" and "Number Transferred," respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of OBJECTSOFT CORPORATION, Inc. with full power of substitution in the premises.



================================================================================

      Transferees                Percentage                    Number
      -----------                Transferred                Transferred
                                 -----------                -----------
--------------------------------------------------------------------------------

--------------------------- ------------------------- -------------------------

--------------------------- ------------------------- -------------------------

--------------------------- ------------------------- -------------------------
================================================================================


      Dated: _________________   __________________________________________
                                 (Signature must conform to name of holder as specified on the face of the warrant)

      Signed in the presence of:


      _________________________________   _______________________________
      (Name)                                    (address)

                                          _______________________________
      ACCEPTED AND AGREED:                (address)
      [TRANSFEREE]

      _________________________________
      (Name)



                                      -21-

                                    EXHIBIT B

                              NOTICE OF CONVERSION
                              --------------------

          (To be Executed by the holder of Series H Preferred Stock in order to Convert the Series H Preferred Stock)


All capitalized terms not defined herein shall have the meanings ascribed to them in that certain Convertible Preferred Stock Purchase Agreement (the "Stock Purchase Agreement") between the undersigned and ObjectSoft Corporation (the "Corporation").

The undersigned hereby irrevocably elects to convert ___ shares of Series H Preferred Stock, represented by Certificate No. ___ (the "Preferred Stock"), into a corresponding number of Units according to the conditions hereof, as of the date written below.

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock and Warrants issuable to the undersigned upon conversion of the Series H Preferred Stock shall be made in compliance with Regulation S, pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to registration of the Common Stock under the Securities Act.


_________________________________       ________________________________
Date of Conversion                      Applicable Conversion Price

_________________________________       ________________________________
Number of shares of Common Stock        Total Number of Warrants
issuable upon Conversion                issuable upon Conversion

_________________________________
$ Amount of Conversion


_________________________________       ________________________________
Signature                               Name


         Address:                               Delivery of Shares to:





                                      -14-